UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 29, 2010 (November 29, 2010)

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 29, 2010, the Board of Directors (the “Board”) of Westwood Holdings Group, Inc. (the “Company”) appointed Martin J. Weiland as a director of the Company to serve until the Company’s next Annual Meeting of Stockholders. Mr. Weiland will fill the current vacancy on the Board and will also be appointed to the Audit Committee of the Board.

In connection with his appointment, Mr. Weiland and the Company entered into an indemnification agreement, the form of which was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 27, 2004.

Mr. Weiland will receive compensation in accordance with the Company’s standard non-employee director compensation practices, which are summarized in the Company’s Proxy Statement on Schedule 14A under the heading “Director Compensation,” filed with the U.S. Securities and Exchange Commission on March 11, 2010.

There are no transactions between Mr. Weiland and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On November 29, 2010, the Company issued a press release announcing the appointment of Mr. Weiland as a director of the Company, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including the related Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Westwood Holdings Group, Inc. dated November 29, 2010.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: November 29, 2010	/S/ WILLIAM R. HARDCASTLE, JR.
William R. Hardcastle, Jr.,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Westwood Holdings Group, Inc. dated November 29, 2010.

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